UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported): November 29, 2018

Centrus Energy Corp.
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6901 Rockledge Drive, Suite 800
Bethesda, MD 20817
(301) 564-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On November 29, 2018, American Centrifuge Operating, LLC, a Delaware limited liability company (the “Company”) and a wholly owned subsidiary of Centrus Energy Corp. (“Centrus”), entered into a Services Agreement to Provide Technical and Resource Support, effective November 28, 2018, to X Energy, LLC, a Maryland limited liability company (“X-energy”). Under the terms of the services agreement, the Company will provide (i) technical and resource support to the design and license application development of X-energy’s nuclear fuel production facility and (ii) non-cash in-kind contributions to X-energy subject to a cooperative agreement between X-energy and the United States government. The technical and resource support provided by the Company to X-energy will be performed pursuant to separate task orders issued under and pursuant to the services agreement.
The initial task orders run through September 30, 2019 with deliverables to be completed through November 30, 2019. The awarding of any additional task orders to the Company will be dependent upon the receipt of additional funding.
Depending upon the pricing outlined in the task orders, payment for work performed by the Company pursuant to the services agreement will either be fixed price based or time-and-materials based. The initial task orders provide for time-and-materials based pricing with payments to be made to the Company totaling approximately $4.17 million. The value of the Company’s non-cash in-kind contributions through completion of the initial task order deliverables in November 2019 is expected to be approximately $2.37 million.
The foregoing description of the services agreement does not purport to be complete and is qualified in its entirety by the text of the agreement, a copy of which is expected to be filed as an exhibit to Centrus’ annual report on Form 10-K for the year ending December 31, 2018.
The Company is a party to a few other agreements or arrangements with X-energy, as described in Centrus’ quarterly reports on Form 10-Q.
Centrus, or its subsidiaries, are also a party to a number of other agreements or arrangements with the United States government, as described in Centrus’ annual report on Form 10-K and quarterly reports on Form 10-Q.

Item 7.01 Regulation FD Disclosure.
On November 29, 2018, Centrus issued a press release announcing the event described in Item 1.01 of this report.  A copy of this press release is included as Exhibit 99.1 to this report.
The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of Centrus under the Securities Act of 1933 or the Exchange Act. A copy of the press release issued by Centrus in relation to the services agreement is furnished herewith pursuant to Exhibit 99.1.

Item 9.01   Financial Statements and Exhibits
(d)    Exhibits.

Exhibit	Description
99.1	Press release dated November 29, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Centrus Energy Corp.

Date:	November 29, 2018	By:	/s/ Marian K. Davis
Marian K. Davis
Senior Vice President, Chief Financial Officer and Treasurer